Canary Staked INJ ETF S-1/A

Exhibit 10.2.1

AMENDMENT TO THE MARKETING AGENT AGREEMENT

This AMENDMENT (this “Amendment”) is made as of September 21, 2026 (the “Effective Date”), by and among each of the trusts listed on Schedule A attached hereto (each, a “Trust” and collectively, the “Trusts”), each of which is sponsored by Canary Capital Group LLC, a Delaware limited liability company (the “Sponsor”), and Paralel Distributors LLC, a Delaware limited liability company (“Paralel”). The Sponsor is executing this Amendment on behalf of each Trust. Capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, the Trusts and Paralel are parties to that certain Marketing Agent Agreement dated as of February 11, 2025, as amended (the “Agreement”);

WHEREAS, the parties desire to amend Schedule A to add Canary Staked TRX ETF as a Trust under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement, and for other good and valuable consideration, the parties agree as follows:

1)	Amendment to Agreement

a)	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this Amendment.

b)	Each Trust listed on Schedule A attached hereto shall be deemed to have become a party to and subject to the Agreement as of the applicable effective date set forth opposite its name on Schedule A, whether such date is before, on or after the Effective Date of this Amendment.

c)	The parties hereby ratify and confirm all services performed, rights exercised, obligations incurred and other actions taken under the Agreement with respect to each Trust on and after its applicable effective date set forth on Schedule A as though such Trust had been listed on Schedule A to the Agreement as of such date.

2)	General

a)	Except as expressly amended, supplemented or otherwise modified by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. Nothing contained herein shall be construed as a waiver or modification of any existing rights or obligations under the Agreement, except as expressly modified hereby.

b)	In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall control. This Amendment shall be deemed a part of, and shall be construed together with, the Agreement.

c)	This Amendment shall be governed by, and construed in accordance with, the governing law provisions of the Agreement.

d)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Signatures delivered by electronic transmission (including in portable document format (PDF) or via electronic signature platform) shall be deemed original signatures for all purposes.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

CANARY CAPITAL GROUP LLC
as Sponsor, on behalf of each Trust listed on Schedule A hereto

By:
Name:	Andrew Hill
Title:	President

PARALEL DISTRIBUTORS LLC

By:
Name:	Brad Swenson
Title:	President

SCHEDULE A

TRUSTS

Each Trust listed below is subject to the Agreement as of the applicable Effective Date set forth below.

Trust	Ticker	Effective Date
Canary Litecoin ETF	LTCC	Original agreement date.
Canary XRP ETF	XRPC	November 12, 2025
Canary HBAR ETF	HBR	October 27, 2025
Canary Marinade Solana ETF	SOLC	November 17, 2025
Canary Staked SUI ETF	SUIS	February 17, 2026
Canary Staked TRX ETF	TRXS	September 9, 2026
Canary Staked INJ ETF	INJS	Upon Commencement of Operations

Schedule A